SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED, THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.8.3

AGREEMENT TO

IMPLEMENT LOWER PRESSURE SERVICE — SPRINGRIDGE GGA

This Agreement to Implement Lower Pressure Service — Springridge GGA (this “Agreement”) is by and among (i) Magnolia Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“Gatherer”), (ii) Chesapeake Energy Marketing, Inc., an Oklahoma corporation (“CEMI”), (iii) Chesapeake Operating, Inc., an Oklahoma corporation (“COl”), (iv) Empress, L.L.C., an Oklahoma limited liability company (“Empress”), and (v) Chesapeake Louisiana L.P., an Oklahoma limited partnership (“CLLP”), and together with Empress, the “CHK Producers”). CEMI, COl, and the CHK Producers may be referred to in this Agreement collectively as the “Producers.” Gatherer and Producers are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals:

A. The Parties are parties to that certain Gas Gathering Agreement, dated December 21, 2010, but effective as of November 30, 2010, (as amended) concerning, inter alia, the Springridge Gathering System (the “Gathering Agreement”). Unless otherwise defined in this Agreement, all capitalized terms have the meanings given to them in the Agreement.

B. Producers have requested Gatherer to implement lower pressure service on the Springridge Gathering System.

C. Section 7(b) of Exhibit A to the Gathering Agreement provides that any request for lower pressure service “shall be subject to the negotiation of an additional fee that includes Gatherer’s cost of capital and shall be agreed to by Producers and Gatherer through a supplement to Schedule A3 showing all affected Springridge Receipt Points, the new lower pressure or pressures, and the effective date of such lower pressure service.”

D. In lieu, however, of an additional fee, Producers and Gatherer have agreed that, in exchange for Gatherer implementing the lower pressure service requested by Producers, Producers’ Gas under the Gathering Agreement no longer will hold or be provided or entitled to Priority 1 Service for the duration of this Agreement but will instead be provided “Priority 2 Service”.

E. Subject to the terms of this Agreement, Gatherer is willing to implement the lower pressure service requested by Producers.

Accordingly, for good, valuable, and sufficient consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

Agreements:

1. Lower Pressure Service. During the Term of this Agreement, Gatherer will operate the Springridge Gathering System at a lower target pressure for suction into ** at a nominal ** psi and into Springridge South Compressor Facility at a nominal ** psi (“Lower Pressure Service”). In the event Gatherer deems appropriate, in its discretion as a reasonably prudent operator, to expend capital to maintain the Lower Pressure Service, including capital for the installation of valves and piping at the ** as well as any additional facilities and/or equipment to maintain the Lower Pressure Service, prior to spending the capital, Gatherer agrees to provide Producers a written authority for expenditure (“AFE”) detailing the capital to be spent. Upon receipt of the AFE, Producers shall have thirty (30) calendar days to approve or disapprove the AFE. Failure to timely respond to the AFE after receipt shall constitute disapproval of the AFE. Gatherer will not spend any capital related to the Lower Pressure Service without an approved AFE. In the event capital is approved and spent, Producers shall directly reimburse Gatherer for the expenditure per the Billing and Payment Terms described in Article 7 of the Gathering Agreement. For the avoidance of doubt, implementation and maintenance of the Lower Pressure Service shall not give rise to any additional fees for compression under section 4.l(b) of the Gathering Agreement.

2. Schedule A3. During the Term of this Agreement, Schedule A3 of the Gathering Agreement as updated from time to time under that certain Amendment to the Gas Gathering Agreement dated June 1, 2013 and effective January 1, 2013, will serve as the Schedule A3 to this Agreement to indicate the Springridge Receipt Points affected by the Lower Pressure Service. Upon the termination of this Agreement, the Schedule A3 to the Gathering Agreement will cease to apply to this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED, THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3. Priority 2 Service. During the Term of this Agreement, in exchange for Gatherer implementing the Lower Pressure Service without an additional fee, Producers’ Gas under the Gathering Agreement will no longer hold or be provided or entitled to Priority 1 Service. Instead, Producers’ Gas under the Gathering Agreement will be provided “Priority 2 Service.” Immediately upon the termination of this Agreement, the priority afforded Producer’s Gas shall be restored to Priority l Service.

4. Proration. If capacity on the Springridge Gathering System is curtailed or reduced, or capacity is insufficient for the needs of all shippers desiring to use such capacity, the holders of Priority 3 Service will be curtailed first, the holders of Priority 2 Service will be curtailed next and the holders of Priority l Service shall be curtailed last. As among the holders of Priority 2 Service, the capacity available to Priority 2 Service under the preceding sentence will be allocated among the holders of Priority 2 Service based on the Economic Value of each contract granting such Priority 2 Service, with the contract having the highest Economic Value being the last Gas curtailed. For the avoidance of doubt and notwithstanding Section 5(d) of Exhibit A to the Gathering Agreement, during the Term of this Agreement, curtailment may apply to Producers’ Springridge Delivery Point capacity into the Centerpoint and Tiger pipelines even if that capacity is utilized to fulfill Producers’ firm transportation commitments on such pipelines. If Producer’s Gas is curtailed, Producer may request that Gatherer increase pressure in increments of 50 psig in order to relieve the curtailment. If a pressure increase is requested by Producer, Gatherer will, within twenty-four (24) hours of the request, calculate and provide to Producer the resulting capacity of a proposed pressure increase, in order for Producer to make an informed decision on the amount of increase in pressure to require of Gatherer. Upon Producers’ election, Gatherer will increase the pressure accordingly and in an expedited manner.

5. Term and Termination.

a. Term. Unless terminated sooner as provided below, the term of this Agreement will commence on January l, 2013 and continue in effect through December 31, 2014 (the “Primary Term”) and shall continue in effect from year period to year period thereafter, unless terminated by either Party upon Notice to the other Party no less than 30 days prior to the end of the Primary Term or any annual period thereafter, as applicable (the Primary Term and all such successive terms, the “Term of this Agreement”).

b. Termination. This Agreement may be terminated as follows:

i. by Gatherer upon no less than five (5) days Notice to Producers if Gatherer determines, in its discretion as a reasonably prudent operator, that it is no longer operationally feasible to continue the Lower Pressure Service; or

ii. by Producers upon no less than five (5) days Notice to Gatherer in the event of a curtailment of Producers’ Gas as a result of Gatherer having insufficient capacity on the Springridge Gathering System for all shippers caused by Gatherer subscribing Priority 1 Service on the Springridge Gathering System to other shippers; or

iii. immediately upon any valid termination of the Gathering Agreement or the expiration of the term of the Gathering Agreement;

iv. immediately upon disapproval of the AFE under section 1.

6. Choice of Law; Venue. This Agreement shall be construed, enforced, and interpreted according to the laws of the State of Texas, without regard to the conflicts of law rules thereof. Each Party hereby irrevocably submits to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas over any dispute or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. Each Patty hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or action. A judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

7. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED, THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

8. Assignment. This Agreement will be binding upon the Patties and their respective administrators, trustees, receivers, successor and assigns. However, neither Party may assign or transfer their rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, such consent shall not be unreasonably withheld, conditioned or delayed.

9. Conflicts. In the event of any conflict between the terms of this Agreement and the Gathering Agreement, the terms of this Agreement will control. Except as provided in this Agreement, all other terms and provisions of the Gathering Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of November 14, 2013.

[SIGNATURE PAGE FOLLOWS]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED, THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SIGNATURE PAGE TO AGREEMENT TO

IMPLEMENT LOWER PRESSURE SERVICE — SPRINGRIDGE GGA

CEMI:
CHESAPEAKE ENERGY MARKETING, INC.
By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	President
CHK Producers:
EMPRESS, L.L.C.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President - Marketing
CHESAPEAKE LOUISIANA, L.P.
By:	CHESAPEAKE OPERATING, INC.
its General Partner
By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President - Marketing
CHESAPEAKE OPERATING, INC.
By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President - Marketing
Gatherer:
MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.
By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

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